UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2011
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16407 (Commission File Number)	13-4151777 (IRS Employer Identification No.)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders
Zimmer Holdings, Inc. (the “Company”) held its annual meeting of stockholders on May 2, 2011. Stockholders took the following actions:
•	elected eight (8) directors for one-year terms ending at the 2012 annual meeting of stockholders (Proposal 1);

•	approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement (Proposal 2);

•	approved, on an advisory basis, the holding of future advisory votes on executive compensation every year (Proposal 3); and

•	ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 (Proposal 4).
The vote tabulation for each proposal follows:
Proposal 1 — Election of Directors

				Broker
Nominee	For	Against	Abstained	Non-Votes
Betsy J. Bernard	134,964,993	8,985,841	278,111	19,023,402
Marc N. Casper	130,377,481	13,568,931	282,533	19,023,402
David C. Dvorak	140,979,706	2,972,647	276,592	19,023,402
Larry C. Glasscock	134,945,982	9,001,430	281,533	19,023,402
Robert A. Hagemann	142,971,160	976,942	280,843	19,023,402
Arthur J. Higgins	135,152,503	8,793,635	282,807	19,023,402
John L. McGoldrick	134,997,704	8,950,560	280,681	19,023,402
Cecil B. Pickett, Ph.D.	135,222,410	8,732,103	274,432	19,023,402
Proposal 2 — Advisory Vote on Executive Compensation

			Broker
For	Against	Abstained	Non-Votes
90,636,677	52,474,274	1,117,994	19,023,402
Proposal 3 — Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

				Broker
One Year	Two Years	Three Years	Abstained	Non-Votes
127,193,230	562,853	15,645,715	827,147	19,023,402

In accordance with the Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that the Company will hold future advisory votes on executive compensation every year until the next advisory vote on frequency, which will be no later than the Company’s annual meeting of stockholders in 2017.
Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

			Broker
For	Against	Abstained	Non-Votes
161,682,711	1,354,664	214,972	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 5, 2011

ZIMMER HOLDINGS, INC.
By:	/s/ Chad F. Phipps
	Name:	Chad F. Phipps
	Title:	Senior Vice President, General Counsel and Secretary